SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)       June 23, 2004

           CEDAR SHOPPING CENTERS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-14510 (Commission File Number)	42-1241468 (IRS Employer ID Number)

44 South Bayles Avenue, Port Washington, New York                11050
(Address of principal executive offices)                                         (Zip Code)

Registrant's Telephone Number, including area code: (516) 767-6492

(Former name or former address, if changed since last report)

Item 5.      Other Events and Required FD Disclosure

          The Company has adjourned its Annual Meeting of Shareholders to 4:00 PM on June 29, 2004. In connection with such adjournment, the Company has agreed as follows:

          Management of the Company will make a presentation to its Compensation Committee at its next meeting recommending (i) that the 1998 Stock Option Plan be terminated effective immediately; (ii) that the Company not issue any new options or shares until such Plan is terminated; and (iii) that the 2004 Stock Incentive Plan will be amended as follows:

•	The Company will not modify or substitute outstanding options or shares to effect any re-pricing or replacement of underwater options, without shareholder approval.

•	The Company will not grant options which are exercisable at a price below fair market value.

•	All restricted shares and similar stock awards will require a minimum vesting of three years if time-based and one year for performance-based. This requirement cannot be accelerated or waived, except for death, disability, retirement, change of control or similar events.

•	Without shareholder approval, the Company will not effectuate any amendments to the Plan if the amendment increases benefits to participants, or increases the number of shares or modifies eligibility requirements.

Item 7.      Financial Statements and Exhibits

(c)	Exhibit Number 99	Description Letter dated June 22, 2004 sent to Institutional Shareholder Services Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR SHOPPING CENTERS, INC. By:/s/ Leo S. Ullman Name: Leo S. Ullman Title: Chairman of the Board

Dated: June 24, 2004

EXHIBIT INDEX

Exhibit Number 99	Description Page Letter dated June 22, 2004 sent to Institutional Shareholder Services Inc.